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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              EGGHEAD.COM, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Common stock, par value $.01 per share of Egghead.com, Inc. ("Egghead"), and options to acquire Egghead common stock.
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     (2) Aggregate number of securities to which transaction applies:
         Up to 30,787,980 shares of Egghead common stock and 3,356,582 shares of Egghead common stock subject to options and purchase rights.
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         The filing fee of $43,291 was calculated pursuant to Rule 0-11(c)(1)
         of the Exchange Act, by multiplying 1/50 of 1% of the value of the Egghead common stock to be received by Onsale, Inc., in the transaction. The value of the Egghead common stock was determined to be $216,454,416 in accordance with Rule 0-11(a)(4) of the Exchange Act based on the average high and low prices of Egghead common stock reported on the Nasdaq Market.
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     (4) Proposed maximum aggregate value of transaction: $216,454,416

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     (5) Total fee paid: $43,291

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

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     (2) Form, Schedule or Registration Statement No.: N/A
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     (3) Filing Party: N/A
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     (4) Date Filed: N/A
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Notes:
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                      ADDITIONAL MATERIALS FILED PURSUANT
                                 TO RULE 14a-6

  Egghead.com, Inc. is filing the following letter from George P. Orban to the shareholders of Egghead pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended. Egghead intends to mail this letter on or after October 15, 1999.

                             [LOGO OF EGGHEAD.COM]

                            521 S.E. Chkalov Drive
                          Vancouver, Washington 98683

                               October 15, 1999

Dear Shareholders:

  As you know, Egghead.com, Inc. has entered into a merger agreement with Onsale, Inc. This merger will combine two leading Internet retailers of computers and related products, with the objective of consolidating and extending their leadership position. Our management and Board of Directors believe that the merger will provide substantial long-term benefits to Egghead shareholders.

  The proxy statement that was mailed to you and is available at www.eggheadmergernews.com provides a comprehensive review of the proposed merger. I urge you to read it carefully, including the section describing risk factors on page 18, and vote your proxy.

  I believe that there are several potential benefits of the merger, including the potential to:

  . Strengthen our leadership position. The combined company will have the opportunity to consolidate and strengthen the leadership of Egghead and Onsale in the online retailing of personal computers and related products. Egghead expects that the combined company will be able to have greater sales, more customer accounts and greater traffic than most of its competitors in the online technology retail market;

  . Achieve economies of scale. The merger will enable the combined company to achieve benefits of economies of scale, particularly with respect to marketing, merchandise procurement and infrastructure development;

  . Expand the customer base. Given the small overlap between the customer accounts of Egghead and Onsale, the merger will enable the combined company to sell to a greatly expanded customer base and increase the traffic to a single, combined web site;
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  .  Increase revenue. The combined company will have the opportunity to lever Egghead's higher number of daily visitors with Onsale's ability to obtain higher revenues per customer, in order to increase revenue;

  . Strengthen and build a single brand. The merger will enable Egghead and Onsale to unite under the nationally-recognized Egghead brand, rather than expend resources on competing brands;

  . Combine complementary management strengths. The two companies will combine management and staff in the areas of technology, marketing, merchandising, procurement, distribution and customer service. This combination will result in a stronger team sooner than if each company sought to develop independently.

  . Reduce costs. Combining Egghead and Onsale will create the opportunity to eliminate duplicate expenses throughout both businesses;

  . Improve our technology. The merger will enable Egghead to use Onsale's stronger auction technology to merchandise and market products more flexibly and efficiently;

  . Expand into additional product categories. In addition to computer-related products, Egghead and Onsale sell consumer electronics and other consumer and business goods. Egghead believes that the combined company will be in a stronger position than Egghead alone to expand into additional product categories;

  . Increase the ability to acquire complementary businesses. Egghead believes that the online commerce industry may face increasing consolidation, and the combined company will be in a stronger position than Egghead alone to acquire complementary businesses; and

  . Increase growth. Egghead's shareholders will have the opportunity to participate in the growth potential of the combined company after the merger.
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  YOUR VOTE IS VERY IMPORTANT. Our shareholders' meeting to consider the merger will be held on November 4 at the Hilton Garden Inn in Portland, Oregon. The merger cannot be completed unless holders of at least two-thirds of the outstanding shares of Egghead common stock adopt and approve the merger agreement and approve the merger. If your shares are not voted, this will have the effect of a vote against the merger. SO PLEASE VOTE!

  Our Board of Directors believes that the merger is in the best interests of Egghead and its shareholders and unanimously recommends that you vote "FOR" adoption and approval of the merger agreement and approval of the merger.

  If you would like assistance in completing your proxy card or if you have any questions about the procedure for voting your shares, call MacKenzie Partners, Inc. at 1-800-322-2885.

  Thank you for your support.

                                          Yours truly,


                                          /s/ George P. Orban
                                          George P. Orban
                                          Chairman of the Board
                                          and Chief Executive Officer


  This letter contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to the potential benefits of the merger. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. More information about factors that potentially could affect actual results is included in Egghead's Form 10-K for the fiscal year ended April 3, 1999 and Egghead's quarterly report on Form 10-Q for the quarter ending July 3, 1999 filed with the Securities and Exchange Commission and in the prospectus/proxy statement sent to shareholders of Egghead on or about September 24, 1999.
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                   If you have any questions please contact:

                       [LOGO OF MACKENZIE PARTNERS, INC.]
                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885